UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2008

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05	Costs Associated with Exit or Disposal Activities.

                On August 4, 2008, management committed to a restructuring plan to close its Clarion, Pennsylvania manufacturing facility.  The closure of this facility will occur in the fourth quarter of fiscal 2008 and will impact approximately 114 employees.  These decisions were made due to current economic conditions and a decrease in manufacturing requirements.

In connection with this plan, the Company expects to record total pre-tax restructuring and related asset impairment charges of $2.4 to $3.6 million as follows:

•                  Asset impairment charges of $0.8 to $1.2 million in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets to write-down the facilities’ real and personal property to estimated fair market value, less costs to sell, will be recorded in the third quarter of fiscal 2008.

•                  Severance and benefit costs of $1.1 to $1.7 million in accordance with SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities will be recorded during the third quarter of fiscal 2008.

•                  Other costs incurred to close and consolidate facilities as well as transfer production to other facilities of $0.5 to $0.7 million will be recorded during the third and fourth quarters of fiscal 2008

All of the charges, except for the $0.8 to $1.2 million related to the asset impairment charge, will result in future cash expenditures relating to severance, benefits and other plant exit and consolidation costs.

The amounts included above are preliminary estimates and the actual charges recorded could differ from these amounts.  Further information about the restructuring plan is set forth in the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Item 2.06	Material Impairments.

On August 4, 2008, in connection with committing to the restructuring plan described in Item 2.05 above, we concluded that the Company will be required to record the asset impairment charges described under Item 2.05. The information set forth above in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Item 9.01	Financial Statements and Exhibits.

	Description	Page #
99 .1	Press Release of Sealy Corporation dated August 4, 2008	4

Statements made in this report, other than those concerning historical financial information, may be considered forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to:  general business and economic conditions, competitive factors, raw materials purchasing, and fluctuations in demand. Please refer to the Company’s Securities and Exchange Commission filings for further information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

Date: August 5, 2008		/s/ Kenneth L. Walker
	By:	Kenneth L. Walker
	Its:	Senior Vice President and General Counsel